UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 19, 2008

MID PENN BANCORP, INC.

(Exact name of registrant as specified in its charter)

Pennsylvania	1-13677	25-1666413
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

349 Union Street, Millersburg, Pennsylvania	17061
(Address of principal executive offices)	(Zip Code)

(717) 692.2133

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

CURRENT REPORT ON FORM 8-K

Item 1.01	Entry into a Material Definitive Agreement.

December 19, 2008, Mid Penn Bancorp, Inc. (the “Company”) entered into and closed a Letter Agreement (including the Securities Purchase Agreement – Standard Terms) (the “Purchase Agreement”) with the United States Department of the Treasury (the “Treasury”) pursuant to which the Treasury invested $10,000,000 in the Company under the Treasury’s Capital Purchase Program (the “CPP”).

Under the Purchase Agreement, the Treasury received (1) 10,000 shares of Series A Fixed Rate Cumulative Perpetual Preferred Stock, $1,000 liquidation preference, and (2) a Warrant to purchase up to 73,099 shares of the Company’s common stock at an exercise price of $20.52 per share.

The preferred shares pay cumulative dividends at a rate of 5% per annum for the first five years and 9% per annum thereafter. The preferred shares are non-voting, other than class voting rights on certain matters that could adversely affect the preferred shares. If dividends on the preferred shares have not been paid for an aggregate of six quarterly dividend periods or more, whether consecutive or not, the Company’s authorized number of directors will automatically be increased by two and holders of the preferred stock, voting together with holders of any then outstanding parity stock, will have the right to elect those directors at the Company’s next annual meeting of shareholders or special meeting of shareholders called for that purpose. These preferred share directors would be elected annually and serve until all accrued and unpaid dividends on the preferred shares have been paid.

The preferred shares may be redeemed by the Company at the aggregate liquidation value plus any unpaid dividends after February 15, 2012. Prior to this date, the preferred shares may only be redeemed by the Company in an amount up to the cash proceeds (minimum $2,500,000) from qualifying equity offerings of any Tier 1 perpetual preferred or common stock. Any redemption is subject to the consent of the Board of Governors of the Federal Reserve System. Until December 19, 2011, or such earlier time as all preferred shares have been redeemed by the Company or transferred by Treasury to third parties that are not affiliated with Treasury, the Company may not, without Treasury’s consent, increase its dividend rate per share of common stock or, with certain limited exceptions, repurchase its common stock.

The warrant is immediately exercisable and has a 10-year term. The exercise price and number of shares subject to the warrant are both subject to anti-dilution adjustments. Treasury has agreed not to exercise voting power with respect to any shares of common stock issued upon exercise of the warrant; however, this agreement not to vote the shares does not apply to any person who may acquire such shares. If the Company receives aggregate gross proceeds of at least $10,000,000 from one or more qualifying equity offerings of Tier 1-eligible perpetual preferred or common stock on or prior to December 31,

2009, the number of shares of common stock underlying the warrant then held by Treasury will be reduced by one half of the original number of shares underlying the warrant, after taking into account all adjustments.

The preferred shares and the warrant were issued in a private placement exempt from registration pursuant to Section 4(2) of the Securities Act of 1933. The Company will file a shelf registration statement covering the preferred shares, the warrant and the common stock underlying the warrant. Treasury and other future holders of the preferred shares, the warrant or the common stock issued pursuant to the warrant also have piggyback and demand registration rights with respect to these securities. None of the preferred shares, the warrant, or the shares issuable upon exercise of the warrant are subject to any contractual restrictions on transfer, except that Treasury may only transfer or exercise an aggregate of one-half of the warrant shares prior to December 31, 2009.

In the Purchase Agreement, the Company agreed that, until such time as the Treasury ceases to own any securities acquired from us pursuant to the Purchase Agreement, the Company will take all necessary action to ensure that our benefit plans with respect to our senior executive officers comply with Section 111(b) of the Emergency Economic Stability Act of 2008 (the “EESA”) and applicable guidance or regulations issued by the Secretary of the Treasury. The applicable executive compensation requirements apply to the compensation of the Company’s chief executive officer, chief financial officer and three other most highly compensated executive officers.

Copies of the Purchase Agreement, the Warrant, the Statement with Respect to Shares with respect to the Series A Preferred Stock and the form of Letter Agreement are included as exhibits to this Current Report on Form 8-K and are incorporated by reference into Items 1.01, 3.02, 3.03, and 5.03 of this report. The foregoing summary of certain provisions of these documents is qualified in its entirety by reference to the complete copies of these documents included as exhibits to this Current Report on Form 8-K.

Item 3.02	Unregistered Sales of Equity Securities.

The information set forth under “Item 1.01. Entry into a Material Definitive Agreement” is incorporated by reference into this Item 3.02.

Item 3.03	Material Modification to Rights of Security Holders.

The information set forth under “Item 1.01. Entry into a Material Definitive Agreement” is incorporated by reference into this Item 3.03.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information set forth under “Item 1.01. Entry into a Material Definitive Agreement” is incorporated by reference into this Item 5.02.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Changes in Fiscal Year.

The information set forth under “Item 1.01. Entry into a Material Definitive Agreement” is incorporated by reference into this Item 5.03.

On December 17, 2008, we filed with the Pennsylvania Department of State a Statement with Respect to Shares which, effective upon filing, designated a series of Preferred Stock as “Series A Fix Rate Cumulative Perpetual Preferred Stock”, authorized 10,000 shares of Series A Preferred Stock, and sets forth the voting and other powers, designations, preferences and relative, participating, optional or other rights, and the qualifications, limitations or restrictions of the Series A Preferred Stock. The Statement with Respect to Shares for the Series A Preferred Stock is filed herewith as Exhibit 3.1 and incorporated into this Item 5.03 by reference.

Item 8.01	Other Events.

On December 19, 2008, the Company issued a press release announcing the closing of the CPP transaction. The press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

3.1	Statement with Respect to Shares for Series A Preferred Stock

4.1	Warrant for Purchase of Shares of Common Stock

10.1	Letter Agreement, dated as of December 19, 2008, between Mid Penn Bancorp, Inc. and the United States Department of the Treasury, which includes the Securities Purchase Agreement – Standard Terms attached thereto, with respect to the issuance and sale of the Series A Preferred Stock and the Warrant

99.1	Press release dated December 22, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned, thereunto duly authorized.

MID PENN BANCORP, INC.
(Registrant)

Dated: December 22, 2008	/s/ Kevin W. Laudenslager
Kevin W. Laudenslager
Executive Vice President and Chief Financial Officer

Exhibit Index

3.1	Statement with Respect to Shares for Series A Preferred Stock

4.1	Warrant for Purchase of Shares of Common Stock

10.1	Letter Agreement, dated as of December 19, 2008, between Mid Penn Bancorp, Inc. and the United States Department of the Treasury, which includes the Securities Purchase Agreement – Standard Terms attached thereto, with respect to the issuance and sale of the Series A Preferred Stock and the Warrant

99.1	Press release dated December 22, 2008